                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                       EXCHANGE ACT OF 1934, AS AMENDED.

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(c)(2))

                            COMPUTRON SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            COMPUTRON SOFTWARE, INC.
                               301 ROUTE 17 NORTH
                          RUTHERFORD, NEW JERSEY 07070

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 30, 1997

TO THE STOCKHOLDERS:

     The annual meeting of stockholders (the "Annual Meeting") of Computron Software, Inc. (the "Company") will be held at the Meadowlands Hilton, 2 Harmon Plaza, Secaucus, New Jersey, telephone number (201) 348-6900 on May 30, 1997, at 9:00 A.M. for the following purposes:

          (1) To elect seven directors to serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified;

          (2) To approve certain amendments to the 1995 Stock Option Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 25, 1997 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

     Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                          By Order of the Board of Directors

                                          John A. Rade
                                          Chief Executive Officer and President

Rutherford, New Jersey
April 30, 1997

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                            COMPUTRON SOFTWARE, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 30, 1997

     This Proxy Statement is furnished to stockholders of record of Computron Software, Inc. (the "Company") as of the close of business on April 25, 1997 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on May 30, 1997 (the "Annual Meeting").

     Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted "FOR" the election of the named nominees as Directors of the Company, "FOR" the approval of the Amended and Restated 1995 Stock Option Plan and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The Annual Report of the Company (which does not form a part of the proxy solicitation materials), including the Annual Report on Form 10-K with the financial statements of the Company for the fiscal year ended December 31, 1996, is being distributed concurrently herewith to stockholders.

     The mailing address of the principal executive offices of the Company is 301 Route 17 North, Rutherford, New Jersey 07070. This Proxy Statement and the accompanying form of proxy are being mailed to the stockholders of the Company on or about May 1, 1997.

                               VOTING SECURITIES

     The Company has only one class of voting securities, its common stock, par value $0.01 per share (the "Common Stock"). At the Annual Meeting, each stockholder of record at the close of business on April 25, 1997 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 25, 1997, 20,903,680 shares of Common Stock were outstanding. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the seven nominees named below as Directors of the Company to serve until the next Annual Meeting or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election.

     The Board of Directors currently has seven members, all of whom are nominees for election. Each director shall serve until the next Annual Meeting or until their respective successors shall have been duly elected and qualified. Elias Typaldos, Gennaro Vendome, Gregory Kopchinsky and Robert Migliorino were elected to the Board of Directors by the stockholders at the 1996 annual stockholders meeting. Michael Berty and William Vogel were appointed by the Board of Directors to fill vacancies on the Board of Directors in August 1996 and John Rade was appointed by the Board of Directors to fill a vacancy on the Board of Directors in February 1997. The affirmative vote of a plurality of the Company's outstanding Common Stock represented and voting at the Annual Meeting is required to elect the Directors.

NOMINEES FOR ELECTION AS DIRECTORS

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Company by such nominee. Except as indicated, each of the nominees has had the same principal occupation for the last five years.

     Elias Typaldos, 46, a founder of the Company, has been Vice President, Research and Development and a director since the Company's formation in 1978. He has served as Chairman of the Board of Directors since March 1997.

     John A. Rade, 62, joined the Company as a Director, President and Chief Executive Officer in February 1997. Prior to joining the Company, Mr. Rade, was from April 1995, a Vice President of American Management Systems, Inc. and was also still active at S-Cubed International, a company in the client server system development and consulting market, which he founded in February 1990.

     Gennaro Vendome, 50, a founder of the Company, has been Vice President, Enterprise Sales and a director since the Company's formation in 1978. Mr. Vendome was Treasurer of the Company from 1981 until 1991 and Secretary of the Company from 1982 until 1991. Prior to joining the Company, Mr. Vendome was a project leader of the MISTER WIZARD computer system of the AT&T Corp./New York Telephone Co.

     Gregory Kopchinsky, 45, has been a director since 1994. Mr. Kopchinsky is a partner of the venture capital partnership Canaan Partners, which through its affiliates is a principal stockholder of the Company. Mr. Kopchinsky joined Canaan Partners as a General Partner in 1990. From 1984 to 1990, he was a Vice President at J. P. Morgan with principal responsibility for private debt and equity financings. Prior to joining J. P. Morgan, Mr. Kopchinsky was an attorney with Davis Polk & Wardwell specializing in complex financing transactions.

     Robert Migliorino, 46, has been a director since 1991. Mr. Migliorino is a founding partner of the venture capital partnership Canaan Partners, which through its affiliates is a principal stockholder of the Company.

Prior to establishing Canaan Partners in 1987, he spent 15 years with General Electric Co. in their Drive Systems, Industrial Control, Power Delivery, Information Services and Venture Capital businesses.

     Michel Berty, 57, has been a director since August 1996. Since September 1992, Mr. Berty has been the Chairman and Chief Executive Officer of CAP Gemini America (CGA), the U.S. subsidiary of the CAP Gemini Group, a leading international information technology consulting organization. Prior to that, Mr. Berty was General Secretary at Cap Gemini Sogeti Group from 1986 to September 1992.

     William E. Vogel, 59, has been a director since August 1996. Since 1971, Mr. Vogel has been Chief Executive Officer of Centennial Financial Group, Inc., which is the parent of Centennial Life Insurance Company. Mr. Vogel has also been the Chief Executive Officer of W.S. Vogel Agency, Inc. since 1961. In November 1992, an affiliate of Centennial Financial Group, Inc., Thayer Street Holding Co., filed a voluntary petition under Chapter 11 in United States Bankruptcy Court, Kansas City, Missouri. The proceedings were concluded in October 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company. Messrs. Kopchinsky and Migliorino are the only members of the Audit Committee.

     The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Company. The Compensation Committee also administers various incentive compensation, stock and benefit plans. Messrs. Kopchinsky and Migliorino are the only members of the Compensation Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During fiscal year 1996, the Board of Directors and the Audit Committee held five and two formal meetings, respectively. The Compensation Committee did not meet formally in 1996 as its duties were performed by the Board of Directors. During fiscal year 1996, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and the total number of meetings held by all Committees on which he served. In addition to formal meetings, the Board of Directors and the Audit and Compensation Committees meet frequently on an informal basis.

COMPENSATION OF DIRECTORS

     Cash Compensation. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties as Directors of the Company.

     Stock Option Grant. Under the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan"), each non-employee Director first elected or appointed to the Board of Directors after the date of the initial public offering of the Company's Common Stock will automatically be granted an option for 15,000 shares of Common Stock on the date of his or her election or appointment to the Board of Directors, provided such individual has not previously been in the employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual granted an initial grant under the Option Plan's Automatic Option Grant Program with at least six months of service on the Board of Directors who will continue to serve as a non-employee Director following the meeting will automatically be granted an option for 3,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company or joined the Board of Directors prior to the effective date of the Option Plan. Each option granted under the automatic grant program will have an exercise price equal to 100% of the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board of Director service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase by the Company should the optionee's service as a non-employee Director cease prior to vesting in the shares. The initial 15,000 share grant will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors. Each additional 3,000 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving on the Board of Directors. Under this program, Messrs. Berty and Vogel each received an initial option grant of 15,000 shares of Common Stock at an exercise price of $4.81, and each will receive a 3,000-share option grant on the date of the Annual Meeting, if such individuals are reelected.

                       EXECUTIVE OFFICERS AND INFORMATION
                    REGARDING EXECUTIVE OFFICER COMPENSATION

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of April 25, 1997 were as follows:

                   NAME                      AGE                    POSITION
-------------------------------------------  ---   -------------------------------------------
Elias Typaldos.............................  46    Vice President, Research and Development
                                                   and Chairman of the Board
John A. Rade...............................  62    President, Chief Executive Officer and
                                                   Director
Michael R. Jorgensen.......................  45    Executive Vice President, Chief Financial
                                                   Officer, Treasurer and Secretary
Gennaro Vendome............................  50    Vice President, Enterprise Sales and
                                                   Director
Robert T. Hewitt...........................  49    Vice President, Product Development
Vincent W. Renz............................  40    Vice President, Client Services
Alex Plavocos..............................  50    Vice President, Marketing
William H. Burke...........................  35    Vice President, Finance and Administration

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Michael R. Jorgensen joined the Company as Executive Vice President and Chief Financial Officer, Treasurer and Secretary in February 1997. Prior to joining the Company, from June 1993 to September 1996, Mr. Jorgensen was Senior Vice President and Chief Financial Officer of Ground Round Restaurants, Inc., a publicly-held chain of family restaurants. Prior to that, from March 1992 to April 1993, he was Vice President/Finance-Middle East of Alghanim Industries. Mr. Jorgensen was Chief Financial Officer of International Proteins Corporation from May 1988 to September 1991.

     Alex Plavocos joined the Company in June 1994 as Vice President, Marketing. From July 1991 to June 1994, Mr. Plavocos was Director of Corporate Marketing for Information Builders Inc., a software company. Mr. Plavocos held various marketing positions with Applied Data Research/Computer Associates, a software company, from November 1983 to June 1991.

     Vincent W. Renz joined the Company in April 1988 as Vice President, Product Planning and Management. He is currently Vice President, Client Services responsible for client support, professional services and business development. Prior to joining Computron, he was a manager for Deloitte Haskins & Sells in the Management Consulting Division.

     Robert T. Hewitt joined the Company as Vice President, Product Development in April 1996. From June 1988 to April 1996, Mr. Hewitt was Senior Vice President, Product Development at Financial Technologies International, Inc., a software development company.

     William H. Burke joined the Company as Vice President, Finance and Administration in February 1997. Prior to joining the Company, Mr. Burke was a Senior Manager with the international accounting firm of Arthur Andersen LLP, specializing in technology related industries. Mr. Burke was employed by Arthur Andersen LLP from January 1985 to February 1997, and is a Certified Public Accountant.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation received for the three fiscal years ended December 31, 1996, by the Company's Chief Executive Officers who served in such capacity in the fiscal year 1996 and the four most highly compensated executive officers of the Company, other than the CEO, whose total compensation during fiscal year 1996 exceeded $100,000 and who were serving as executive officers as of fiscal year ended December 31, 1996 or served during fiscal year 1996 (collectively, the "Named Executive Officers"):

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                       AWARDS(1)
                                                      ANNUAL COMPENSATION             ------------
                                             --------------------------------------    SECURITIES        ALL
                                    FISCAL                           OTHER ANNUAL      UNDERLYING       OTHER
   NAME AND PRINCIPAL POSITION       YEAR     SALARY       BONUS    COMPENSATION(2)     OPTIONS      COMPENSATION
----------------------------------  ------   --------     -------   ---------------   ------------   ------------
Andreas Typaldos(3)...............   1996    $383,600     $    --       $    --               --       $  7,896(5)
  Chief Executive Officer            1995     453,600          --            --               --          9,854(5)
                                     1994     468,976(4)       --            --           60,000         13,188(5)
Adrian A. Peters(6)...............   1996      93,750
  Chief Executive Officer
Elias Typaldos....................   1996     222,557          --            --               --       $  6,214(8)
  Vice President, Research           1995     288,581          --            --               --          7,694(8)
  and Development                    1994     273,771(7)       --            --           15,000          8,511(8)
Joseph Esposito(9)................   1996     200,000      20,645            --               --          2,000(10)
  President, Worldwide               1995     200,000      62,500            --               --          1,833(10)
  Operations                         1994      50,000          --            --          180,000             --
Carl Rosenberg(11)................   1996     141,615       8,037        22,500(12)           --          1,682(13)
  Vice President, North              1995     141,250      14,695        28,750(12)           --          2,271(13)
  American Sales                     1994      87,589          --        18,769(12)       45,000            708(13)
Richard Yonker(14)................   1996     168,750      17,500            --               --          6,428(15)
  Chief Financial Officer

---------------
 (1) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during 1994, 1995 or 1996.

 (2) Other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for the year.

 (3) Mr. Typaldos served as Chief Executive Officer of the Company from November 1991 to July 1996 and continued as Chairman of the Board of Directors until November 1996.

 (4) Includes $56,700 of deferred compensation earned in 1994 and paid in 1995.

 (5) Includes for 1994, 1995 and 1996, respectively, matching contributions to the Company's 401(k) plan in the amount of $2,310, $2,310 and $2,375, premiums on life and disability insurance for the benefit of the Named Executive Officer in the amounts of $9,381, $7,544 and $5,521, and interest paid by the Company in 1994 on behalf of the Named Executive Officer for a loan against insurance in the amount of $1,497.

 (6) Mr. Peters served as Chief Executive Officer of the Company from August 1996 to January 1997.

 (7) Includes $16,371 of deferred compensation earned in 1994 but paid in 1995.

 (8) Includes for 1994, 1995 and 1996, respectively, matching contributions to the Company's 401(k) plan in the amount of $2,310, $2,310 and $2,375 and premiums on life and disability insurance for the benefit of the Named Executive Officer in the amounts of $6,201, $5,384 and $3,839, respectively.

 (9) Mr. Esposito voluntarily terminated his employment with the Company in March 1997.

(10) Represents a matching contribution to the Company's 401(k) plan.

(11) Mr. Rosenberg voluntarily terminated his employment with the Company in September 1996.

(12) Represents an advance on future commissions.

(13) Represents a matching contribution to the Company's 401(k) plan.

(14) Mr. Yonker voluntarily terminated his employment with the Company in October 1996.

(15) Represents reimbursement of certain business expenses.

1995 STOCK OPTION PLAN

     The Option Plan was adopted by the Board of Directors and approved by the stockholders in June 1995. The Board of Directors approved certain amendments to the Option Plan in April 1997. These amendments are discussed in detail at "Proposal 2 -- Approval of the Amended and Restated 1995 Stock Option Plan."

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options or appreciation rights were granted to the Named Executive Officers during fiscal year 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to the Named Executive Officers regarding stock option holdings as of December 31, 1996. No stock options were exercised by such persons in fiscal year 1996. No stock appreciation rights were exercised by any Named Executive Officer during fiscal year 1996 and no stock appreciation rights were outstanding as of December 31, 1996.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                        OPTIONS                    IN-THE-MONEY OPTIONS
                                                  AT FISCAL YEAR-END               AT FISCAL YEAR-END(1)
                                             -----------------------------     -----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------------------------  -----------     -------------     -----------     -------------
Andreas Typaldos...........................     30,000           30,000          $    --          $    --
Adrian Peters..............................         --               --               --               --
Elias Typaldos.............................      7,500            7,500               --               --
Joseph Esposito............................     90,000           90,000               --               --
Carl Rosenberg.............................     22,500           22,500               --               --
Richard Yonker.............................         --               --               --               --

---------------
(1) Based on the fair market value of the Company's Common Stock using the closing selling price on the Nasdaq National Market of $1.50 per share of Common Stock at the end of 1996, less the exercise price payable for such shares. At the end of 1996, the fair market value per share of the Company's Common

Stock was less than the exercise price payable per share subject to these options. Therefore, none of such options were in-the-money.

EMPLOYMENT AGREEMENTS

     The Company and Mr. John A. Rade have agreed to certain terms concerning Mr. Rade's employment by the Company, although such terms have not been formalized in an executed agreement. Pursuant to these terms, Mr. Rade's base salary for fiscal year 1997 is $250,000. During the first year of his employment with the Company, Mr. Rade is guaranteed a bonus of $100,000, payable in four equal installments, and is eligible for an additional bonus of up to $100,000 based upon his performance as measured by a business plan, which shall be submitted by Mr. Rade and approved by the Board of Directors each year (the "Business Plan"). On subsequent anniversaries of Mr. Rade's hire date, Mr. Rade may receive a bonus of up to $200,000 based upon his performance as measured by the Business Plan. In the event Mr. Rade's employment is terminated for any reason other than good cause, the Company will provide him with severance payments equal to his base compensation for one year from the date of termination.

     The terms also provide that Mr. Rade is entitled to 25,000 restricted shares of Common Stock and two stock options. The first stock option grant is for 300,000 shares of Common Stock, which shall vest in three equal annual installments commencing on the first anniversary of his hire date. The other stock option grant for 300,000 shares of Common Stock, which is subject to shareholder approval of the amendments to the Option Plan, shall vest either upon the earlier to occur of the completion of seven years of service with the Company or the achievement of certain milestones as measured by the performance of and trading volume of the Company's Common Stock. The Company may also be required to grant to Mr. Rade additional options in the event of certain stock issuances by the Company.

SEVERANCE AGREEMENTS

     Mr. Andreas Typaldos resigned from the Company in November 1996 (the "Termination Date"). Pursuant to a term sheet signed by the Company and Mr. Typaldos, the Company is required to pay Mr. A. Typaldos his full salary for one full year following the Termination Date, or a total of $453,600. In addition, Mr. A. Typaldos retained a grant of stock options for an aggregate of 30,000 shares of Common Stock, and received a grant of additional stock options for an aggregate of 60,000 shares of Common Stock, which options fully vested on the Termination Date. Such term sheet has not been formalized into an executed agreement.

     Mr. Joseph Esposito resigned from the Company in March 1997. Pursuant to a severance agreement, Mr. Esposito is entitled to receive severance pay for one year totaling $200,000 and a previously earned bonus of $20,000. Under this agreement, Mr. Esposito has the right to retain certain stock options and to receive certain severance payments contingent upon execution of certain customer agreements. Also, Mr. Esposito agreed to provide reasonable support to the Company for a certain period, to refrain from competing with the Company for a period of one year, and to refrain from soliciting business and/or employees of the Company for a period of one year.

KEY-PERSON LIFE INSURANCE

     The Company maintains a life insurance policy in the amount of $2.65 and $2.4 million on the lives of Elias Typaldos and Gennaro Vendome, respectively, with the Company as the beneficiary of a portion of such policies.

401(K) PLAN

     The Company participates in a tax-qualified employee savings and retirement plan (the "401(k) Plan") which covers all of the Company's employees with three months of service who are at least 21 years of age. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan requires matching contributions by the Company on behalf of all participants in the 401(k) Plan. In 1996, the Company made matching contributions in the amount of 25% of the first six percent contributed by each employee. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in a number of investment options.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, its directors shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Company. Under Delaware law, the directors have a fiduciary duty to the Company which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director's duty of loyalty to the Company for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. In addition the Company has obtained liability insurance for its officers and directors.

     The Certificate of Incorporation also provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, all of its present and former officers and directors, and any party agreeing to serve as an officer, director or trustee of any entity at the Company's request, in connection with any civil or criminal proceeding threatened or instituted against such party by reason of actions or omissions while serving in such capacity. Indemnification by the Company includes payment of expenses in defense of the indemnified party in advance of any proceeding or final disposition thereof. The rights to indemnification provided in this provision do not preclude the exercise of any other indemnification rights by any party pursuant to any law, agreement or vote of the stockholders or the disinterested directors of the Company.

     Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify the parties described in the preceding paragraph for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (1) by the Board of Directors by a majority vote of a quorum of directors who are not parties to such proceedings, or (2) if such a quorum is not obtainable or if directed by a quorum of disinterested directors, by independent legal counsel in a written opinion, or (3) by the stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1996, Messrs. Kopchinsky and Migliorino served as members of the Company's Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee also is responsible for the administration of the Company's Option Plan under which option grants may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 1996.

     GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1996 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

     BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

     From time to time, the Compensation Committee may advocate cash bonuses when such bonuses are deemed to be in the best interest of the Company.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. There were no stock options granted to executive officers in fiscal year 1996.

     CEO COMPENSATION. In advising the Board of Directors with respect to the compensation payable to the Company's Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) to make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation.

     The suggested base salary established for Mr. Rade on the basis of the foregoing criteria was intended to provide a level of stability and certainty each year. Accordingly, this element of compensation was not affected to any significant degree by Company performance factors. Mr. Rade's base salary for fiscal year 1997 is $250,000. Mr. Rade also receives a guaranteed bonus and is eligible to receive an additional performance-measured bonus. Upon his employment by the Company, Mr. Rade was granted 25,000 shares of restricted stock and two stock options. The first stock option for 300,000 shares shall vest in three equal annual installments, and the other stock option for 300,000 shares, subject to shareholder approval of the amendments to the Option Plan, shall vest either upon the earlier to occur of the completion of seven years of service with the Company or the achievement of certain performance-measured milestones. The Company may grant Mr. Rade additional options in the event of certain stock issuances.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Option Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

     The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                          THE COMPENSATION COMMITTEE

                                          Gregory Kopchinsky
                                          Robert Migliorino
April 29, 1997

                               PERFORMANCE GRAPH

     Set forth below is a table comparing the annual percentage change in the Company's cumulative total stockholder return on its Common Stock from August 24, 1995 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-US Index and a stock index comprised of companies in a line of business similar to the Company during the same period.

  COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN(1) AMONG COMPUTRON SOFTWARE,
                                     INC.,
 THE NASDAQ STOCK MARKET (US) INDEX AND THE HAMBRECHT & QUIST COMPUTER SOFTWARE
                                     INDEX

                                         COMPUTRON         NASDAQ STOCK
                                         SOFTWARE             MARKET           H&Q COMPUTER
        MEASUREMENT PERIOD             INC.|(SYMBOL:      (U.S.)|(SYMBOL:    SOFTWARE|(SYMBOL:
      (FISCAL YEAR COVERED)                CTRN)               INAS)               IHCS)
8/24/95                                    100                 100                 100
SEP-95                                      99                 102                 101
DEC-95                                     103                 103                 101
MAR-96                                      34                 108                 110
JUN-96                                      28                 117                 120
SEP-96                                      20                 121                 123
DEC-96                                       9                 127                 122

---------------
(1) $100 invested on August 24, 1995 in Computron Software, Inc. Common Stock and on July 31, 1995 in The Nasdaq Stock Market (US) Index and The Hambrecht & Quist Computer Software Index including reinvestment of dividends. Fiscal year ending December 31, 1996.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 25, 1997 by (i) each Director and nominee for Director, (ii) each of the Named Executive Officers,
(iii) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock and (iv) all executive officers and Directors as a group. The information concerning beneficial owners of more than 5% of the Company's Common Stock is based solely on filings with the Securities and Exchange Commission on Schedules 13(D), 13(G) and on Forms 3, 4 and 5.

                                                         NUMBER OF SHARES OF
                                                      COMMON STOCK BENEFICIALLY     PERCENTAGE OF SHARES
              NAME OF BENEFICIAL OWNER                        OWNED(1)                 OUTSTANDING(1)
----------------------------------------------------  -------------------------     --------------------
Andreas Typaldos....................................          5,675,584(2)                  27.1%
Adrian Peters.......................................                 --                       --
Elias Typaldos......................................          3,287,674(3)                  15.7
Joseph Esposito.....................................             90,000(4)                     *
Carl Rosenberg......................................             33,750(4)                     *
Richard Yonker......................................                 --                        *
John A. Rade........................................             25,000                        *
Gregory Kopchinsky..................................          3,234,360(5)                  15.5
Robert Migliorino...................................          3,230,360(6)                  15.5
Michel Berty........................................                 --                        *
William Vogel.......................................                 --                        *
Gennaro Vendome.....................................          1,590,247(7)                   7.6
Funds controlled by Canaan Partners(8)..............          3,230,360(9)                  15.5
All current directors and executive officers
  as a group (12 persons)...........................          8,175,290(10)                 40.0%

---------------
  *  Represents beneficial ownership of less than one percent of the Common
     Stock.

 (1) Applicable percentage of ownership as of April 25, 1997 is based upon 20,903,680 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Gives effect to the shares of Common Stock issuable within 60 days of April 25, 1997 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date.

 (2) Includes (i) 755,504 shares owned by The Andreas Typaldos GRAT dated September 29 1993, (ii) 11,047 shares owned by Renee Typaldos, Mr. Typaldos' wife, (iii) 755,504 shares owned by The Renee Typaldos GRAT dated September 29 1993, (iv) 229,845 shares held by the Andreas Typaldos Family Partnership, (v) 350,000 shares held by the Andreas Typaldos Charitable Remainder Annuity Trust, (vi) 3,528,684 shares owned by Andreas Typaldos Family Partners and (vi) 45,000 shares of Common Stock which may be purchased within 60 days of April 25, 1997.

 (3) Includes (i) 379,251 shares owned by The Elias Typaldos GRAT dated October 13, 1994, (ii) 374,205 shares owned by The Judith Typaldos GRAT dated October 13, 1994, (iii) 1,147,750 shares held by the Elias Typaldos Family Partnership, (iv) 287,500 shares held by the Elias Typaldos Charitable Remainder Annuity Trust, and (v) 11,250 shares of Common Stock which may be purchased within 60 days of April 25, 1997 upon the exercise of stock options.

 (4) Consists of shares of Common Stock which may be purchased within 60 days of April 25, 1997 upon the exercise of stock options.

 (5) Includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and
     (ii) 345,646 shares of Common Stock held by Canaan L.P. Mr. Kopchinsky is a general partner of Canaan Partners, the general partner of each of these entities. In such capacity, Mr. Kopchinsky may be deemed to be the beneficial owner of such shares, although he disclaims such beneficial ownership except to the extent of his pecuniary interest, if any.

 (6) Includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and
     (ii) 345,646 shares of Common Stock held by Canaan L.P. Mr. Migliorino is a general partner of Canaan Partners, the general partner of each of these entities. In such capacity, Mr. Migliorino may be deemed to be the beneficial owner of such shares, although he disclaims such beneficial ownership except of his pecuniary interest, if any.

 (7) Includes (i) 237,249 shares held by The Gennaro Vendome GRAT dated January 24, 1995, (ii) 240,704 shares held by The Carol Vendome GRAT dated January 24, 1995, (iii) 5,656 shares held by Carol Vendome as custodian for Laura Vendome, (iv) 109,096 shares held by the Vendome Family Partnership, (v) 160,000 shares held by the Vendome Charitable Remainder Annuity Trust and
     (vi) 11,250 shares of Common Stock which may be purchased within 60 days of April 25, 1997 upon the exercise of stock options.

 (8) The address of Canaan Partners is 105 Rowayton Avenue, Rowayton, CT 06853.

 (9) Includes (i) 2,884,714 shares of Common Stock held by Canaan Offshore and
     (ii) 345,646 shares of Common Stock held by Canaan L.P.

(10) Includes 64,509 shares of Common Stock which may be purchased within 60 days of April 25, 1997 upon the exercise of stock options. Also includes
     (i) 2,884,714 shares of Common Stock held by Canaan Offshore and (ii) 345,646 shares of Common Stock held by Canaan, L.P. Messrs. Kopchinsky and Migliorino are general partners of Canaan Partners, the general partner of each of these entities. In such capacity, Messrs. Kopchinsky and Migliorino may be deemed to be the beneficial owner of such shares, although they each disclaim such beneficial ownership except of their pecuniary interest, if any.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission and the Nasdaq National Market Surveillance Department. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 1996. Based solely on its review of such forms received by it from such persons for their fiscal year 1996 transactions, the Company believes that all filing requirements applicable to such officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Berty and Vogel, Directors of the Company, did not timely file a Form 3 Initial Statement of Beneficial Ownership ("Form 3") and Messrs. Peters and Comandini, former Chief Executive Officer and former Chief Financial Officer of the Company, respectively, did not file a Form 3.

                              CERTAIN TRANSACTIONS

     In January 1995, the Company entered into a consulting services and product marketing agreement with S-Cubed International. Pursuant to this agreement, S-Cubed International provides software and other technology to the Company, in addition to certain offshore development services. Mr. Rade, who joined the Company as Chief Executive Officer and President in February 1997, founded S-Cubed International in February 1990 and owns 45% of its outstanding stock. The Company believes that the amounts paid to S-Cubed International are comparable to the amounts the Company would have otherwise paid for comparable services from an unaffiliated party. During the year ended December 31, 1996, the Company recorded as expense $675,000 related to work performed by S-Cubed International on behalf of the Company.

     During fiscal year 1996, the Company made certain payments to CAP Gemini America ("CGA") pursuant to an acquisition by the Company of certain business operations of CGA and for services provided by CGA. Michel Berty, a director of the Company, is the Chairman and Chief Executive Officer of CGA. The total payments made to CGA during 1996 were $2,079,000, including $1,150,000 for a portion of the purchase price paid for the acquisition of such business operations from CGA.

                                   PROPOSAL 2

          APPROVAL OF THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's Option Plan which includes the following changes:

          (i) increase the number of shares of Common Stock available for issuance by 2,000,000 shares;

          (ii) increase the number of shares of Common Stock for which a person participating in the Option Plan may receive options and separately exercisable stock appreciation rights by 550,000 shares in the aggregate over the term of the Option Plan;

          (iii) allow all non-employee directors to receive discretionary grants under the Discretionary Option Grant Program of the Option Plan;

          (iv) eliminate the restriction that the individuals who serve as Plan Administrator may not receive any discretionary option grants or direct stock issuances from the Company while serving as Plan Administrator or during the twelve month period preceding appointment as Plan Administrator;

          (v) require stockholder approval of future amendments to the Option Plan only to the extent necessary to satisfy applicable laws or regulations;

          (vi) eliminate the six month holding period requirement for the exercise of any stock appreciation rights granted under the Option Plan; and

          (vii) allow the shares issued under the Option Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the Option Plan.

     The amendment to the Option Plan was adopted by the Board of Directors in April 1997, subject to stockholder approval at the 1997 Annual Meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success. The purpose of the remaining changes to the Option Plan is to provide the Plan Administrator with more flexibility as is allowed under recent changes to the regulations governing employee option plans such as the Option Plan.

     The following is a summary of the principal features of the Option Plan. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in Rutherford, New Jersey.

EQUITY INCENTIVE PROGRAMS

     The Option Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) an Automatic Option Grant Program. The principal features of these programs are described below. The Option Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board of Directors. This committee (the "Plan Administrator") has complete discretion (subject to the provisions of the Option Plan) to authorize option grants under the Discretionary Option Grant Program. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

     A total of 3,500,000 shares of Common Stock (including the share increase subject to approval under this proposal) has been reserved for issuance over the term of the Option Plan. In no event may any one participant in the Option Plan be granted stock options and separately exercisable stock appreciation rights for more than 1,000,000 (including the share increase subject to approval under this proposal) shares in the aggregate over the term of the Option Plan.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the Option Plan and to the securities and exercise price under each outstanding option.

ELIGIBILITY

     Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board of Directors and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries are eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board are also eligible to participate in the Automatic Option Grant Program.

     As of April 25, 1997, approximately eight executive officers, all other employees of the Company and no non-employee Board members were eligible to participate in the Option Plan, and two non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market or the over-the-counter ("OTC") market as reported on the OTC Bulletin Board, or on the last preceding date for which such quotation exists. On April 25, 1997, the closing selling price per share of Common Stock as reported on the OTC Bulletin Board was $1.875.

AMENDMENT AND TERMINATION

     The Board of Directors may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in all events terminate on June 15, 2005.

                       DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty-five percent (85%) of fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

          Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

          Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the Company's initial public offering will automatically be granted at that time an option grant for 15,000 shares of Common Stock. In addition, on the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who received an initial 15,000-share option grant and who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 3,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months prior to the date of such Annual Meeting. There will be no limit on the number of such 3,000-share options which any one non-employee Board member may receive over the period of Board service.

     Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service. Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

     The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile takeover, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over
(b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration in the event the individual's service is subsequently terminated within 18 months following the acquisition. The Plan Administrator has the discretion to provide for the acceleration of all outstanding options under the Discretionary Grant Program upon a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members) or upon the termination of the individual's service within 18 months following the change in control.

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more optionees to pay the exercise price of outstanding options under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the optionee's period of service.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options. Alternatively, the Plan

Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS

     The table below shows, as to each of the Named Executive Officers listed in the Summary Compensation Table, each director and nominee for director, and the various indicated groups, the number of shares of Common Stock subject to options granted between January 1, 1996 and April 25, 1997 under the Option Plan together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                                         WEIGHTED
                                                                      NUMBER OF          AVERAGE
                               NAME                                 OPTION SHARES     EXERCISE PRICE
------------------------------------------------------------------  -------------     --------------
Andreas Typaldos(1)...............................................          --               --
Adrian Peters(2)..................................................          --               --
Elias Typaldos
  Vice President, Research and Development and
     Chairman of the Board of Directors...........................          --               --
Joseph Esposito(3)................................................          --               --
Carl Rosenberg(4).................................................          --               --
Richard Yonker(5).................................................          --               --
John A. Rade
  President, Chief Executive Officer and Director.................     300,000             1.00
Gennaro Vendome
  Vice President, Enterprise Sales and Director...................          --               --
Gregory Kopchinsky
  Director........................................................      15,000             1.00
Robert Migliorino
  Director........................................................      15,000             1.00
Michel Berty
  Director........................................................      15,000             4.81
William E. Vogel
  Director........................................................      15,000             4.81
All non-employee directors as a group (4 persons).................      60,000             2.91
All current executive officers as a group (8 persons).............     450,000             1.00
All employees, including current officers who are not
  executive officers, as a group..................................      50,000             1.00

---------------
(1) Mr. Typaldos served as Chief Executive Officer of the Company from November 1991 to November 1996.

(2) Mr. Peters served as Chief Executive Officer of the Company from August 1996 to January 1997.

(3) Mr. Esposito served as President, Worldwide Operations of the Company from October 1994 to March 1997.

(4) Mr. Rosenberg served as Vice President, North American Sales of the Company from May 1994 to September 1996.

(5) Mr. Yonker served as Chief Financial Officer of the Company from December 1995 to October 1996.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

                              ACCOUNTING TREATMENT

     Option grants with exercise prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at 100% of fair market value will not result in any charge to the Company's earnings but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis. Under the new FASB release, footnote disclosure will be required as to the impact the outstanding options under the Option Plan would have upon the Company's reported earnings were those options appropriately valued as compensation expense.

     Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                              STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the amendment to the Option Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased, the limit on the number of shares of Common Stock for which a participant of the Option Plan may receive options and separately exercisable stock appreciation rights will not be increased and the members of the Compensation committee will not become eligible to receive option grants under the Discretionary Option Grant Program. The Option Plan will, however, continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

                               NEW PLAN BENEFITS

     The following table sets forth certain information regarding the options granted to date under the Option Plan based on the amendments subject to approval under this proposal, together with the option exercise price payable per share, and the options expected to be granted under the Automatic Option Grant Program on the date of the 1997 Annual Meeting at an exercise price per share equal to the closing selling price per share of Common Stock on that date on either Nasdaq National Market or the Over-the-Counter Market, as the case may be, provided the individuals are to continue to serve as Board members after the meeting.

                              OPTION TRANSACTIONS

                                                                                         WEIGHTED
                                                                      NUMBER OF          AVERAGE
                               NAME                                 OPTION SHARES     EXERCISE PRICE
------------------------------------------------------------------  -------------     --------------
Andreas Typaldos(1)...............................................          --               --
Adrian Peters(2)..................................................          --               --
Elias Typaldos
  Vice President, Research and Development and
  Chairman of the Board of Directors..............................          --               --
Joseph Esposito(3)................................................          --               --
Carl Rosenberg(4).................................................          --               --
Richard Yonker(5).................................................          --               --
John A. Rade
  President, Chief Executive Officer and Director.................     300,000             1.00
Gennaro Vendome
  Vice President, Enterprise Sales and Director...................          --               --
Gregory Kopchinsky
  Director........................................................      25,000              (6)
Robert Migliorino
  Director........................................................      25,000              (6)
Michel Berty
  Director........................................................      28,000              (6)
William E. Vogel
  Director........................................................      28,000              (6)
All non-employee directors as a group (4 persons).................     106,000              (6)
All current executive officers as a group (8 persons).............     400,000             1.00
All employees, including current officers who are not executive
  officers, as a group............................................          --               --

---------------
(1) Mr. Typaldos served as Chief Executive Officer of the Company from November 1991 to November 1996.

(2) Mr. Peters served as Chief Executive Officer of the Company from August 1996 to January 1997.

(3) Mr. Esposito served as President, Worldwide Operations of the Company from October 1994 to March 1997.

(4) Mr. Rosenberg served as Vice President, North American Sales of the Company from May 1994 to September 1996.

(5) Mr. Yonker served as Chief Financial Officer of the Company from December 1995 to October 1996.

(6) The exercise price per share shall equal the closing selling price per share on the date such amendments to the Option Plan are approved by the stockholders, provided that Messrs. Kopchinsky, Migliorino, Berty and Vogel are each elected as members of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE TO HAVE A COMPREHENSIVE EQUITY INCENTIVE PROGRAM FOR THE COMPANY WHICH WILL PROVIDE A MEANINGFUL OPPORTUNITY FOR OFFICERS, EMPLOYEES AND NONEMPLOYEE BOARD MEMBERS TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE ENTERPRISE AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE STOCKHOLDERS.

           SELECTION OF AN INDEPENDENT PUBLIC ACCOUNTANT AND AUDITOR

     The Company has not yet selected or recommended an independent public accountant and auditor to serve for fiscal year 1997. Arthur Andersen LLP served as the Company's independent public accountant and auditor during fiscal year 1996. The Audit Committee of the Board of Directors and the Company are in the process of recommending and selecting the Company's independent public accountant and auditor to serve for the fiscal year 1997.

                             STOCKHOLDER PROPOSALS

     In accordance with regulations issued by the Securities and Exchange Commission, stockholder proposals intended for presentation at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 1, 1998 if such proposals are to be considered for inclusion in the Company's Proxy Statement.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          John A. Rade
                                          President and Chief Executive Officer
Rutherford, New Jersey
April 30, 1997

                            APPENDIX A [EDGAR ONLY]

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

                            COMPUTRON SOFTWARE, INC.
                             1995 STOCK OPTION PLAN
                   (AS AMENDED AND RESTATED AS OF APRIL 1997)

                                  ARTICLE ONE

                               GENERAL PROVISIONS


     I.       PURPOSE OF THE PLAN

              This 1995 Stock Option Plan is intended to promote the interests of Computron Software, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

              Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

    II.       STRUCTURE OF THE PLAN

              A. The Plan shall be divided into two separate equity programs:

                         (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                        (ii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

              B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

   III.       ADMINISTRATION OF THE PLAN

              A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to
Section 16 Insiders.

              B. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in that program may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

              C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

              D. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option thereunder.

              E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants made under the Plan.

              F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

    IV.       ELIGIBILITY

              A. The persons eligible to participate in the Discretionary Option Grant Program are as follows:

                         (i)       Employees,

                        (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                       (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

              B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable and





                                       2.

the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

              C. The individuals eligible to receive option grants under the Automatic Option Grant Program shall be (i) those individuals who are first elected or appointed as non-employee Board members on the Automatic Option Grant Program Effective Date and (ii) those individuals who are first elected or appointed as non-employee Board members after such date, whether through appointment by the Board or election by the Corporation's stockholders. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program.

     V.       STOCK SUBJECT TO THE PLAN

              A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,500,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, plus (ii) an increase of 375,000 shares authorized by the Board under the Plan as of the Plan Effective Date, plus (iii) an additional increase of 2,000,000 shares authorized by the Board, subject to stockholder approval.

              B. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 1,000,000 shares of Common Stock in the aggregate over the term of the Plan.

              C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock available for subsequent issuance under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is





                                       3.

exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

              D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor
Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.





                                       4.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


     I.       OPTION TERMS

              Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

              A.     Exercise Price.

                     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

                         (i)       cash or check made payable to the
       Corporation,

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                       (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

              Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.





                                       5.

              B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

              C.     Effect of Termination of Service.

                     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                         (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                        (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                       (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

                        (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                         (v) In the event of a Corporate Transaction,the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                     2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period





                                       6.

       otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

              D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

              E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

              F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may,in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

    II.       INCENTIVE OPTIONS

              The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

              A. Eligibility. Incentive Options may only be granted to Employees.





                                       7.

              B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

              C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

              D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

   III.       CORPORATE TRANSACTION/CHANGE IN CONTROL

              A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

              B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.





                                       8.

              C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction.

              D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

              E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan on both an aggregate and per Optionee basis following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

              F. Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate (and any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or
(ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

              G. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.





                                       9.

              H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

              I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    IV.       CANCELLATION AND REGRANT OF OPTIONS

              The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

     V.       STOCK APPRECIATION RIGHTS

              A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

              B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                         (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of
       (A) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares.

                        (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.





                                      10.

                       (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

              C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                         (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                        (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right in effect shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-
       Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of
       (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                       (iii) The grant of such limited stock appreciation right shall automatically constitute the pre-approval by the Plan Administrator of any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required in connection with the actual surrender of such option and the cash distribution to which the optionee shall thereupon become entitled.

                        (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.





                                      11.

                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


     I.       OPTION TERMS

              A. GRANT DATES. Option grants shall be made on the dates specified below:

                     1. Each Eligible Director who is first elected or appointed as a non-employee Board member on or after the Automatic Option Grant Program Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 15,000 shares of Common Stock.

                     2. On the date of each Annual Stockholders Meeting, beginning with the 1995 Annual Meeting, each individual who received an initial option grant under the Automatic Option Grant Program and who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 3,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such 3,000 share option grants any one Eligible Director may receive over his or her period of Board service.

              B.     EXERCISE PRICE.

                     1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                     2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

              C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

              D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the Optionee's period of continued service as a Board





                                      12.

member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual grant shall vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

              E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                     (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                     (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                     (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

                     (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

    II.       CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

              A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each





                                      13.

automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

              B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

              C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option at the time held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

              D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   III.       REMAINING TERMS

              The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.





                                      14.

                                  ARTICLE FOUR

                                 MISCELLANEOUS


     I.       FINANCING

              A. The Plan Administrator may permit any Optionee to pay the option exercise price under the Discretionary Option Grant Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

              B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

    II.       TAX WITHHOLDING

              A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

              B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options under the Plan (other than the options granted under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

                         (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                        (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value





                                      15.

       equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

   III.       EFFECTIVE DATE AND TERM OF THE PLAN

              A. The Discretionary Option Grant Program became effective on the Plan Effective Date. The Automatic Option Grant Program became effective on the Automatic Option Grant Program Effective Date and the initial option grants under the Automatic Option Grant Program were made to the Eligible Directors at that time.

              B. The Plan was amended in April 1997 to effect the following changes: (i) increase the number of shares of Common Stock which may be issued under the Plan by an additional 2,000,000 shares, (ii) increase the number of shares of Common Stock for which any one person may receive option grants and separately exercisable stock appreciation rights over the term of the Plan to 1,000,000 shares, (iii) allow non-employee Board members serving as the Primary Committee to participate in the Discretionary Option Grant Program, and (iv) revise the administrative provisions and stockholder approval requirements of the Plan to reflect the recent amendments authorized by the Securities and Exchange Commission to the short-swing trading exemptions available for transactions under the Plan. The amendment is subject to stockholder approval at the 1997 Annual Meeting. If such stockholder approval is not obtained, (i) any stock options granted on the basis of the 2,000,000-share increase shall not become exercisable in whole or in part and shall terminate without ever becoming exercisable for any of those shares, (ii) the limit on the number of shares of common Stock issuable to any one individual under the Plan shall remain at 450,000 shares and (iii) members of the Primary Committee shall not be eligible to receive option grants under the Discretionary Option Grant Program.

              C. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall, immediately upon approval of the Plan by the Corporations's stockholders, be incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

              D. The option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise provide for such acceleration.

              E. The Plan shall terminate upon the earliest of (i) ten (10) years from the date of approval of the Plan by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such





                                      16.

Plan termination, all options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options.

    IV.       AMENDMENT OF THE PLAN

              A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or stock appreciation rights at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable law or regulations.

              B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program that are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under that program are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V.       USE OF PROCEEDS

              Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

    VI.       REGULATORY APPROVALS

              A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock upon the exercise of any option or stock appreciation right shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

              B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable





                                      17.

listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

   VII.       NO EMPLOYMENT/SERVICE RIGHTS

              Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.





                                      18.

                                    APPENDIX


              The following definitions shall be in effect under the Plan:

       A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

       B. AUTOMATIC OPTION GRANT PROGRAM EFFECTIVE DATE shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

       C.     BOARD shall mean the Corporation's Board of Directors.

       D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                 (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

       E.     CODE shall mean the Internal Revenue Code of 1986, as amended.

       F.     COMMON STOCK shall mean the Corporation's common stock.

       G. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the





                                      A-1.

       Corporation's outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction; or

                 (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

       H. CORPORATION shall mean Computron Software, Inc., a Delaware corporation.

       I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

       J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

       K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

       L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

       M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                 (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (iii) If the Common Stock is at the time traded on the Over-the-Counter Market, then the Fair Market Value shall be the closing selling price per




                                      A-2.

       share of Common Stock on the date in question, as such price is reported on the OTC Bulletin Board or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                 (iv) For purposes of option grants made on the date the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established, the Fair Market Value shall be deemed to be equal to the established initial offering price per share. For purposes of option grants made prior to such date, the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

       N. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

       O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

       P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                 (ii)       such individual's voluntary resignation following
       (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty
       (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

       Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the





                                      A-3.

Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

       R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

       S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

       T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

       U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

       W. PLAN shall mean the Corporation's 1995 Stock Option Plan, as set forth in this document.

       X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under that program with respect to the persons under its jurisdiction.

       Y. PLAN EFFECTIVE DATE shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

       Z. PREDECESSOR PLAN shall mean the Corporation's existing 1992 Stock Option Plan.

       AA.    PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.





                                      A-4.

       AB.    SECONDARY COMMITTEE shall mean a committee of two (2) or more
Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

       AC.    SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

       AD.    SECTION 12(g) REGISTRATION DATE shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

       AE.    SERVICE shall mean the provision of services to the Corporation
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

       AF.    STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

       AG.    SUBSIDIARY shall mean any corporation (other than the
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       AH.    TAKE-OVER PRICE shall mean the greater of (i) the Fair Market
Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

       AI.    TAXES shall mean the Federal, state and local income and
employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of such holder's options or the vesting of his or her shares.

       AJ.    10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

       AK.    UNDERWRITING AGREEMENT shall mean the agreement between the
Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.





                                      A-5.

================================================================================

                                (FORM OF PROXY)
                            COMPUTRON SOFTWARE, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 30, 1997

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY) The undersigned stockholder of Computron Software, Inc., hereby appoints John A. Rade, President and Chief Executive Officer and Michael R. Jorgensen, Executive Vice President, Chief Financial Officer and Treasurer and Secretary and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Computron Software, Inc. to be held at the Meadowlands Hilton, 2 Harmon Plaza, Secaucus, New Jersey 07094, telephone number
     (201) 348-6900 on May 30, 1997, at 9:00 A.M., or any adjournment thereof.

     1. ELECTION OF DIRECTORS (for terms as described in the Proxy
     Statement)

       [ ] FOR all nominees listed below (except as marked to the contrary)

       [ ] WITHHOLD AUTHORITY to vote for all nominees below

          (1) Elias Typaldos; (2) John A. Rade; (3) Gennaro Vendome; (4)
                      Gregory Kopchinsky; (5) Robert Migliorino;
                     (6) Michael Berty; and (7) William Vogel

       INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.)

     ----------------------------------------------------------------------

     2. APPROVAL OF AMENDED AND RESTATED 1995 STOCK OPTION PLAN

        [ ] FOR           [ ] AGAINST           [ ] ABSTAIN WITH RESPECT TO

        as described in the Proxy Statement.
                  (continued, and to be signed, on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I,2

                          (continued from other side)
     3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

       UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS AND FOR APPROVAL OF THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN.

                                            Dated:

                                            -------------------------------,
                                            1997

                                            -------------------------------

                                            -------------------------------
                                              Signature(s) of Stockholder

                                            NOTE: Please date and sign
                                            exactly as your name appears on
                                            the envelope in which this
                                            material was mailed. If shares
                                            are held jointly, each
                                            stockholder should sign.
                                            Executors, administrators,
                                            trustees, etc. should use full
                                            title and, if more than one,
                                            all should sign. If the
                                            stockholder is a corporation,
                                            please sign full corporate name
                                            by an authorized officer. If
                                            the stockholder is a
                                            partnership, please sign full
                                            partnership name by authorized
                                            person.